N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
ClearBridge Appreciation Fund

Item 77I (a): New or Amended Securities

In response to Sub-Items 77I (a), ClearBridge Appreciation Fund, the Registrant incorporates by reference the supplement to the fund's Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on May 2, 2016 (Accession No. 0001193125-16-570213).The Registrant also incorporates by reference Post-Effective Amendment No. 354 to Form N-1A filed on February 24, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16--475243).